Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of APi Group Corporation of our report dated June 30, 2021 relating to the financial statements of Chubb Fire & Security Group, which appears in APi Group Corporation’s Current Report on Form 8-K dated September 13, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hallandale Beach, Florida

January 3, 2022